Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CORRECTIONS CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	62-1763875

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Burton Hills Blvd. Nashville, Tennessee 37215 (Address of Principal Executive Offices)

CORRECTIONS CORPORATION OF AMERICA AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN (Full title of the plan)

Damon T. Hininger President and Chief Executive Officer Corrections Corporation of America 10 Burton Hills Boulevard Nashville, Tennessee 37215 (615) 263-3000
(Name, Address, and Telephone Number of Registrant’s agent for service)

Copy to:

F. Mitchell Walker, Jr., Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of securities	Amount to be	maximum offering	maximum aggregate
to be registered	registered(1)	price per share(2)	offering price	Amount of registration fee
Common Stock, $0.01 par value	12,000,000	$20.49	$245,880,000	$28,546.67

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests pursuant to the employee benefit plan described herein.

(2)	Pursuant to Rule 457(h)(1) and (c) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on August 4, 2011.

EXPLANATORY NOTE
     This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Corrections Corporation of America, a Maryland corporation (the “Registrant” or the “Company”), issuable pursuant to the Company’s Amended and Restated 2008 Stock Incentive Plan (the “Plan”). The Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-143046), as filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on May 17, 2007, is hereby incorporated herein by reference.
Item 8. Exhibits.

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	Corrections Corporation of America Amended and Restated 2008 Stock Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on May 17, 2011 and incorporated herein by this reference).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature pages of this Registration Statement).

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 8th day of August, 2011.

CORRECTIONS CORPORATION OF AMERICA
By:	/s/ Damon T. Hininger
Damon T. Hininger
President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Todd J Mullenger as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Damon T. Hininger Damon T. Hininger	President and Chief Executive Officer and Director (Principal Executive Officer)	August 8, 2011

/s/ Todd J Mullenger Todd J Mullenger	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 8, 2011

/s/ John D. Ferguson	Chairman of the Board and Director	August 8, 2011
John D. Ferguson

/s/ William F. Andrews	Director	August 8, 2011
William F. Andrews

/s/ Donna M. Alvarado	Director	August 8, 2011
Donna M. Alvarado

/s/ Dennis DeConcini	Director	August 8, 2011
Dennis DeConcini

/s/ John D. Correnti	Director	August 8, 2011
John D. Correnti

/s/ John R. Horne	Director	August 8, 2011
John R. Horne

Signature	Title	Date

/s/ C. Michael Jacobi	Director	August 8, 2011
C. Michael Jacobi

/s/ Thurgood Marshall, Jr.	Director	August 8, 2011
Thurgood Marshall, Jr.

/s/ Charles L. Overby	Director	August 8, 2011
Charles L. Overby

/s/ John R. Prann, Jr.	Director	August 8, 2011
John R. Prann, Jr.

/s/ Joseph V. Russell	Director	August 8, 2011
Joseph V. Russell

/s/ Henri L. Wedell	Director	August 8, 2011
Henri L. Wedell

EXHIBIT INDEX

5.1	Opinion of Bass, Berry & Sims PLC.

10.1	Corrections Corporation of America Amended and Restated 2008 Stock Incentive Plan (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on May 17, 2011 and incorporated herein by this reference).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1	Powers of Attorney (contained on signature pages of this Registration Statement).

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